Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is entered into and effective as of June 25, 2021 (the “Effective Date”), by and between COMPASS THERAPEUTICS, INC., a Delaware limited liability company (the “Company”), and MIRANDA TOLEDANO, an individual, (the “Consultant”). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Consulting Services. The Company hereby engages Consultant, and Consultant hereby agrees, to provide consulting services to the Company as described in Exhibit A hereto (the “Services”) during the term of this Agreement, as requested by the Company. Consultant agrees to exercise the highest degree of professionalism and to utilize Consultant’s expertise and creative talents in performing the Services, to comply with all laws, regulations, and ordinances applicable to Consultant’s performance of the Services and Consultant’s other obligations under this Agreement, including, without limitation, export control laws. If Consultant is employed by another entity other than Company, Consultant further agrees not to use any facilities, space or other resources of that entity, or of any other third party for which Consultant performs services, in performing the Services hereunder. Consultant may provide to another entity the same or similar services to those set forth in Exhibit A during the term of this Agreement; provided, however, that such provision of services to such entity comports with all restrictions and obligations set forth herein (including, but not limited to, the provisions of Sections 1, 4, and 6 of this Agreement). Subject to the foregoing, the manner and means of Consultant’s performance of the Services are in Consultant’s sole discretion and control, including whether to perform the Services at the Company’s principal place of business or elsewhere.

2.
Compensation. As full and complete compensation for performing the Services, the Company shall pay Consultant the compensation specified in Exhibit A hereto.

3.
Independent Contractor. Consultant’s relationship with the Company is that of an independent contractor, and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Consultant is not the agent of Company and is not authorized to make any representation, contract, or commitment on behalf of Company. Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state, or local tax authority with respect to Consultant’s performance of Services and receipt of fees under this Agreement. Because Consultant is an independent contractor, the Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on Consultant’s behalf. Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability, and other contributions based on fees paid to Consultant, his agents, or employees under this Agreement. Consultant

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hereby agrees to indemnify and defend the Company against (i) any and all such taxes or contributions, including penalties and interest and (ii) any liabilities arising out of any claims under any of the Plans by Consultant or by anyone claiming through Consultant.

4.
Confidentiality.

(a)
Non-Disclosure and Non-Use. During the term of this Agreement and thereafter, Consultant agrees: (a) to use Confidential Information solely in connection with the performance of the Services and for no other purpose, and to not cause or assist any person or entity to, directly or indirectly, use any Confidential Information for any other purpose whatsoever; (b) to not disclose, nor cause or assist any person or entity to, directly or indirectly, disclose any Confidential Information to any person or entity, except to the extent necessary for Consultant to perform the Services and as authorized by the Company. Consultant will take all reasonable measures to protect the secrecy, and to prevent the unauthorized use or disclosure, of Confidential Information. Consultant will promptly notify the Company in writing of any misuse, misappropriation, or unauthorized disclosure of Confidential Information that may come to Consultant’s attention. Notwithstanding the foregoing, to the extent Consultant is required to disclose any Confidential Information in order to comply with applicable law

(b)
or an order of a court of competent jurisdiction, such disclosure shall not constitute a violation of this Section 4, provided that Consultant (i) notifies the Company as far in advance as reasonably possible of such required disclosure, (ii) cooperates reasonably with the Company in any Company effort to obtain a protective order or other confidential treatment with respect to such Confidential Information, and (iii) discloses only that portion of such Confidential Information that is required to be disclosed. For the avoidance of doubt, (i) nothing contained in this Agreement limits, restricts or in any other way affects Consultant’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity and (ii) Consultant cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (y) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (z) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, however, that notwithstanding this immunity from liability, Consultant may be held liable if Consultant unlawfully access trade secrets by unauthorized means.

(b)
Confidential Information. The term “Confidential Information” shall mean any and all non-public knowledge, data or information, in whatever form, tangible or intangible, that Consultant develops, learns or obtains in the performance of the Services or otherwise that

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relates to Company or its business or the demonstrably anticipated business of Company or that is received by or for the Company in confidence. By way of illustration, but not limitation, “Confidential Information” includes: (a) trade secrets, inventions, mask works, ideas, copyrights, processes, formulations, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques, including all Company Inventions; (b) information regarding plans for research, development, new products, marketing, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, correspondence with governmental authorities, non-public results of scientific studies, possible transactions with other companies, mergers and acquisitions, and equity issuances; and (c) information regarding the skills and compensation of employees or independent contractors of the Company. Notwithstanding the foregoing, it is understood that, at all such times, Consultant is free to use information that is generally known in the trade or industry, which is not gained as a result of a breach of this Agreement, and Consultant’s own skill, knowledge, know-how and experience to whatever extent allowed by law.

(b)
Third Party Information. Consultant acknowledges that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of Consultant’s association and thereafter, Consultant shall hold Third Party Information in the strictest confidence and shall not disclose or use Third Party Information, except the extent such disclosure or use is required in direct connection with Consultant’s performance of requested Services for the Company or is expressly authorized in writing by the Company.

(c)
No Improper Use of Materials. Consultant agrees not to bring onto the premises of the Company or to use in the performance of Services for the Company any materials or documents of a present or former employer of Consultant, or any materials or documents obtained by Consultant from a third party under an obligation of confidentiality, unless such materials or documents are generally available to the public or Consultant has written authorization from such present or former employer or third party for the possession and unrestricted use of such materials. Consultant understands that Consultant is not to breach any obligation of confidentiality that Consultant has to present or former employers or clients, and agrees to fulfill all such obligations during the term of this Agreement.

(d)
Obligations Retroactive. Consultant agrees that the authorized use and confidentiality obligations set forth herein apply to any Confidential Information that Consultant may have received from the Company or to which Consultant has otherwise been given access prior to the Effective Date, including in connection with past employment or other associations with the Company.

7.
Intellectual Property Rights.

(a)
Ownership of Company Inventions. Consultant shall promptly disclose to the Company in writing any and all ideas, inventions (whether or not patentable), discoveries, improvements, know-how, techniques and other information and materials that the Consultant conceives, reduces to practice or develops during the term of the Agreement, alone or in conjunction with others, in the performance of, or as a direct result of performing, the Services

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for the Company under this Agreement (collectively, “Company Inventions”). Consultant agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings or in any other form that may be required by the Company) of all work performed relating to the Services, including all proprietary information developed relating thereto, and such records shall be available to and remain the sole property of the Company at all times. Consultant agrees that any and all Company Inventions, including, without limitation, any and all intellectual property rights therein (“Company IP”), shall be the sole and exclusive property of the Company. Consultant hereby irrevocably assigns to the Company all right, title and interest in and to all Company Inventions and Company IP and agrees to execute, verify, and deliver assignments of Company Inventions and Company IP to the Company or its designee promptly upon request. Consultant explicitly acknowledges and agrees that all works of authorship contained in the Company Invention are “works for hire” under the copyright laws of the United States, and that the Company shall own the copyright in all such works of authorship.

(i)
Company Inventions Not Capable of Assignment. If Consultant has any rights to Company Inventions or Company IP that cannot, under applicable law, be assigned to the Company, Consultant hereby unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against the Company with respect to such rights. Consultant agrees, at the Company’s request and expense, to consent to and join in any action to enforce such rights. If Consultant has any right to Company Inventions or Company IP that can neither be assigned to the Company nor waived by Consultant, Consultant hereby unconditionally and irrevocably grants to the Company during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully-paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to develop, make, have made, use, sell, have sold, offer for sale, import, reproduce, create derivative works of, distribute, publicly perform, and publicly display by all means now known or later developed, Company Inventions and Company IP.

(j)
Cooperation and Assistance. Consultant agrees to cooperate with the Company and its designee(s), both during and after the term of this Agreement, in the procurement and maintenance of the Company’s rights in Company Inventions and Company IP, and to execute, when requested, any other documents deemed necessary by the Company to carry out the purpose of this Section 5. Consultant shall assist the Company in every proper way to obtain, prosecute, maintain and enforce United States and foreign patent rights, copyrights and other intellectual property rights or protections claiming, covering or relating to Company Inventions in any and all countries. To that end, Consultant shall execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such rights and the assignment thereof. Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact to act for and in Consultant’s behalf to execute, deliver and file any and all documents needed in connection with the actions described in this Section 5 (whether during or after the term of this Agreement), with the same legal force and effect as if executed by Consultant, if the Company is unable for any reason to secure Consultant’s signature on any such document. Consultant acknowledges that this appointment is coupled with an interest. Consultant’s obligations under this Section 5(c) shall continue beyond the expiration or termination of this Agreement, but after expiration or termination of this Agreement, the

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Company shall compensate Consultant at a reasonable rate for the time actually spent by Consultant at the Company’s request on such assistance.

(k)
Background Materials. Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Company Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant shall inform Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention; and (ii) the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Consultant shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Company Invention without Company's prior written permission.

(l)
Obligation to Keep the Company Informed. During the term of this Agreement, and for one (1) year after its termination for any reason, Consultant will promptly disclose to the Company fully and in writing all patent applications filed by on behalf of Consultant.

1.
No Conflicts.

(a)
Representations. Consultant represents and warrants to the Company that Consultant’s performance of the Services and of his obligations under this Agreement do not and will not breach or conflict with any agreement, understanding or arrangement, either written or oral, between Consultant and any third party. Consultant covenants to the Company that, during the term of this Agreement, Consultant will not enter into any agreement, understanding or arrangement, either written or oral, in conflict with this Agreement or Consultant’s obligations hereunder.

(b)
Debarment Certification. Consultant hereby certifies that it has not been debarred under the provisions of 21 U.S.C. §335a, or any analogous law or regulation in any jurisdiction. In the event that Consultant: (a) becomes debarred; or (b) receives notice of action or threat of action with respect to its debarment, during the term of this Agreement, Consultant agrees to notify Company immediately.

2.
Term; Termination.

(a)
Term. The term of this Agreement, and Consultant’s Services hereunder, shall commence on the Effective Date and, unless earlier terminated as provided below, shall expire 6 months after the Effective Date. This Agreement may be renewed or extended by the Company for additional one (1) month terms on written notice to Consultant and written acceptance by Consultant. Upon termination of this Agreement, the Company shall have no further obligation to the Consultant, other than for payment for Services provided by Consultant through the date of termination in accordance with Section 2 above and solely to the extent not already paid.

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(r)
Termination.

(i)
The Company may terminate this Agreement in its sole discretion immediately upon thirty (30) days written notice to Consultant.

(ii)
Consultant may terminate the Agreement in its sole discretion immediately upon thirty (30) days written notice to the Company.

(iii)
If Company terminates the Agreement, Company will be responsible for full payment of any undisputed fees for Services (and/or any outstanding expenses) already rendered to Company by Consultant.

(s)
Return of Confidential Information. Upon expiration or any termination of this Agreement, or earlier as requested by the Company, Consultant shall deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Company IP, Third Party Information, or Confidential Information of the Company. Consultant further agrees that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

(t)
Consequences of Expiration or Termination. Neither expiration nor termination shall relieve either party of any obligation accruing prior to such expiration or termination. The provisions of Sections 3, 4, 5, 8(c), 8(d), 9 and 10 shall survive expiration or termination of this Agreement.

9.
Non-Interference with Business. During the term of this Agreement and for a period of 12 months thereafter, Consultant will not directly or indirectly solicit, induce, or attempt to induce any employee or independent contractor of the Company to terminate or breach any employment, contractual, or other relationship with Company.

10.
General Provisions.

(a)
Governing Law; Jurisdiction; Legal Fees. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof that would cause the application of the law of a different jurisdiction. The parties each submit to the exclusive jurisdiction of the state and federal courts located in, and proximate to, Boston, Massachusetts, and agree not to assert any claims of forum non conveniens with respect thereto. The prevailing party in any litigation between the parties relating to this Agreement will be entitled to recover such party’s reasonable attorneys’ fees and court costs, in addition to any other relief that such party may be awarded.

(b)
Severability. If any provision of this Agreement is found by a court or other governmental authority of competent jurisdiction to be unenforceable or invalid, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law.

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(e)
Assignment. This Agreement is for the personal services of Consultant and may not be assigned by Consultant, nor shall it be assignable by operation of law, without the prior written consent of the Company. This Agreement may be assigned at any time by the Company in its discretion. The parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns.

(f)
Injunctive Relief. Consultant hereby acknowledges and agrees that in the event of any breach of this Agreement by Consultant, including, without limitation, the actual or threatened disclosure or unauthorized use of Confidential Information without the prior express written consent of the Company, the Company would suffer an irreparable injury such that no remedy at law would adequately protect or appropriately compensate the Company for such injury. Accordingly, Consultant agrees that the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

(g)
Notices. Any notice permitted or required to be given under this Agreement shall be in writing and shall be delivered by personal delivery, by any method of mail (postage prepaid) requiring return receipt, by overnight courier, by facsimile, or by email, to the party to be notified at its address given on the signature page of this Agreement, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (i) the date of actual receipt; (ii) if mailed, three (3) days after the date of postmark; (iii) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries, (iv) if delivered by facsimile, receipt of automatically-generated confirmation of facsimile transmission, or (v) if sent by email, email confirmation of receipt.

(h)
Non-Waiver. The waiver from time to time by a party of any of its rights or its failure to exercise any right or remedy shall not operate or be construed as a continuing waiver of same or of any other of such party’s rights or remedies provided in this Agreement. No waiver by a party of a particular provision, right or remedy shall be effective unless in writing and signed by such party.

(i)
Entire Agreement. This Agreement is the final, complete, and exclusive agreement of the parties with respect to the subject matter hereof. This Agreement supersedes all prior discussions between the parties. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. The terms of this Agreement will govern all Services undertaken by Consultant for the Company.

(j)
Interpretation. The headings preceding the text of the sections of this Agreement are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(k)
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or .pdf delivered via email will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties have, by duly authorized persons, executed this Consulting Agreement as of the Effective Date.

COMPASS THERAPEUTICS, INC.
/s/Vered Bisker-Lieb By: Name: Vered Bisker-Leib Title: COO & President	/s/ Miranda Toledano Name: Miranda Toledano Title: Consultant
Address: 80 Guest Street, Suite 601 Boston, MA 02135	Address: 65 Shenkin Street, Apt. 3 Tel Aviv, 6522302 Israel

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EXHIBIT A

Services and Compensation

General Scope of the Services:

As of the Effective Date, the Consultant shall provide the following Services to the Company:

Time Commitment:

Consultant will perform the Services over the telephone, at Consultant's office, at the Company's offices or another reasonable location or through written correspondence, as may be reasonably requested by the Company.

Compensation:

The Company will pay Consultant a cash consulting fee for the Services as follows: a rate of

$20,000 per month. The Company shall reimburse Consultant, in accordance with the Company’s reimbursement policy (but not later than sixty (60) days following timely submission of such expenses and required verification of the same), for any reasonable expenses incurred in connection with the performance of Services under this Agreement, provided in each case that Consultant submits verification of such expenses (i.e., applicable receipts) as Company may reasonably require.

Invoicing:

On or before the 15th day of each calendar month, Consultant will invoice Company for services (bills@compasstherapeutics.com) rendered and expenses incurred during the preceding month. Company shall pay the undisputed portion of each invoice within thirty (30) days of receipt of such invoice by check or wire transfer instructions provided in such invoice.

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